UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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The Williams Companies, Inc.

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Explanatory Note:

The following presentation was first furnished by The Williams Companies, Inc. (“Williams”) to investors on June 17, 2016, with respect to the previously announced combination of Williams with Energy Transfer Equity, L.P. (“ETE”), through the merger of a newly formed entity, Energy Transfer Corp LP (“ETC”) with Williams (the “merger”). Please consider the following when reviewing the presentation:

•	The merger remains subject to a number of closing conditions, including the receipt of Williams stockholder approval and receipt by ETC and Williams of a tax opinion from Latham & Watkins LLP (“Latham”) that the contribution of Williams’ assets by ETC to ETE should qualify as an exchange to which Section 721(a) of the Internal Revenue Code applies. ETE has advised Williams that Latham has advised ETE that it would not be able to deliver this tax opinion were the opinion requested as of the date of the proxy statement/prospectus mailed to Williams’ stockholders. ETE has advised Williams that it believes there is a substantial risk that the closing condition relating to this tax opinion will not be met, and that it is unlikely that ETC would waive the closing condition. Williams believes that the contribution should qualify as an exchange to which Section 721(a) of the Internal Revenue Code applies, and would be willing to waive the condition to closing that Williams receive this tax opinion.

•	Williams has filed a lawsuit against ETE in the Delaware Court of Chancery alleging that ETE has breached the merger agreement by failing to cooperate to obtain the 721 Opinion from Latham and failing to otherwise to use its reasonable best efforts to take all actions necessary to close the merger. Williams seeks, among other remedies, a declaratory judgment and injunction preventing ETE from terminating or otherwise avoiding its obligations under the merger agreement due to any failure of Latham to deliver the 721 tax opinion to ETC and Williams. ETE has filed its affirmative defenses and counterclaim, including a counterclaim that Williams has breached the merger agreement by the Williams board of directors modifying or qualifying its approval and recommendation of the merger in various ways. ETE seeks, among other things, a declaratory judgment that, in the event Latham fails to deliver the 721 tax opinion prior to the outside date of June 28, 2016 set forth in the merger agreement, ETE will be entitled to terminate the merger agreement without liability due to the failure of a closing condition. ETE also seeks a judgment that due to Williams’ breaches of the merger agreement, ETE is entitled to immediately terminate the merger agreement. ETE’s position is that, in the event ETE is entitled to and does terminate the merger agreement due to a modification or qualification of the Williams board of directors’ recommendation of the merger, Williams would owe ETE a termination fee of $1.48 billion. The parties have agreed to expedited proceedings, with a trial scheduled to be held June 20 and June 21, 2016. Williams’ stockholders are encouraged to read the proxy statement/prospectus in its entirety, including the section entitled “Recent Developments,” for additional information regarding the foregoing.

•	ETE has advised Williams that, given uncertainty in the trading markets related to the foregoing, ETE believes that the current trading price of ETE units is likely not representative of what the trading price of ETE units would be in the event the merger were consummated. ETE believes that actual trading price of ETE units upon any consummation of the merger could be substantially lower than the $12.96 closing price as of June 16, 2016 cited in the presentation, as a result of ETE’s current expectation to discontinue its distribution on common units for eight quarters following closing if the merger is consummated as well as other matters discussed in the “Recent Developments” section.

Williams Combination with Energy Transfer Equity

June 17, 2016

Forward-looking Statements This communication may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the merger of Energy Transfer Equity, L.P. (NYSE: ETE) and The Williams Companies, Inc. (NYSE: WMB) (_Williams_), the expected future performance of the combined company (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the Registration Statement on Form S-4 which was declared effective by the U.S. Securities and Exchange Commission (the _SEC_) on May 25, 2016 (the _Form S-4_) and in the most recent Annual Report on Form 10-K for each of ETE, Energy Transfer Partners, L.P. (NYSE: ETP), Sunoco Logistics Partners L.P. (NYSE: SXL), Sunoco, LP (NYSE: SUN), Williams and Williams Partners L.P. (NYSE: WPZ) filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in the Form S-4 and in ETE_s, ETP_s, SXL_s, SUN_s, Williams_ and WPZ_s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in the Form S-4 and in other reports or documents that ETE, ETP, SXL, SUN, Williams and WPZ file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any business combination transaction between ETE, Energy Transfer Corp LP (_ETC_) and Williams; (2) the ultimate outcome and results of integrating the operations of ETE and Williams, the ultimate outcome of ETE_s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of ETE, ETC and Williams, including the combined company’s future financial condition, operating results, strategy and plans; (4) the ability to meet the closing conditions to the transaction, including Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies_ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of ETE common units and ETC common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETC common shares to Williams stockholders; and (9) the ability to maintain Williams_, WPZ_s, ETP_s, SXL_s and SUN_s current credit ratings. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither ETE nor Williams undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes. 2 2016 The Williams Companies, Inc. All rights reserved.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposed business combination between ETE and Williams. In furtherance of this proposed business combination and subject to future developments, ETE, ETC and Williams have filed a registration statement on Form S-4 with the SEC and a proxy statement/prospectus of Williams and other documents related to the proposed business combination. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document ETE, ETC or Williams may file with the SEC in connection with the proposed business combination. The registration statement was declared effective by the SEC on May 25, 2016. INVESTORS AND

SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY

STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Definitive proxy statement(s) were mailed to stockholders of Williams beginning on May 25, 2016 and amended by Amendment No. 1 on June 3, 2016 and by Amendment No. 2 on June 17, 2016. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by

ETE and ETC with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual

Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.

© 2016 The Williams Companies, Inc. All rights reserved.

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Agenda Transaction Overview Investment Highlights ETC/ETE Alignment Merger Integration Update Key Dates Key Takeaways 4 2016 The Williams Companies, Inc. All rights reserved.

Transaction Overview

Summary

> On September 28, 2015, Williams (“WMB”) executed a definitive agreement to combine with Energy Transfer Equity, L.P. (“ETE”)

> ETE will form a partnership that will be treated as a corporation for tax purposes to be called

Energy Transfer Corp LP (“ETC”) that will merge with WMB and survive the merger

> WMB stockholders can elect to receive as merger consideration (subject to proration):

– Mixed consideration of $8.00 per share in cash and 1.5274 ETC shares per WMB share

– All ETC shares at a fixed exchange ratio of 1.8716 ETC shares per WMB share

– All cash of $43.50 per WMB share

> WMB stockholders that elect to receive all ETC shares or all cash will be subject to proration to ensure that the aggregate number of ETC common shares and the aggregate amount of cash paid in the merger will be the same as if all shareholders elect mixed consideration(a)

– Mixed consideration represents $27.80 of value per WMB share(b)

> Regardless of consideration election, all shares will receive a one-time special dividend of $0.10 per share following closing

(a) Elections to receive ETC shares or cash are both subject to proration such that a cash pool of $6.05 billion will be fully allocated. (b) Based on ETE’s closing price of $12.96 as of June 16, 2016.

5 © 2016 The Williams Companies, Inc. All rights reserved.

Transaction Overview (cont_d) Summary Intended to qualify as a tax-free exchange to WMB stockholders (except with respect to cash received) In addition, each ETC common share received by WMB stockholders in the merger will have attached to it one contingent consideration right (_CCR_) The CCRs provide an _adjustment mechanism_ for trading parity between ETC shares and ETE units through the potential to provide additional or reduced consideration to ETC shareholders should ETC shares trade, on average over the 23-month measurement period, at a discount or premium to the ETE units ETC will benefit from an agreement for dividend equalization with ETE through 2018 that ensures that ETC shareholders will receive the identical cash dividend as ETE unitholders, if any WPZ will remain a separate, publicly traded MLP A majority of the Williams Board recommends that WMB stockholders adopt the merger agreement 6 2016 The Williams Companies, Inc. All rights reserved.

We make energy happen.™

Transaction Overview (cont'd)

Pro Forma Energy Transfer Organizational Structure


ENERGY TRANSFER CORP LP
(NYSE: ETC)
ENERGY TRANSFER EQUITY LP
(NYSE: ETE)
~58% LP interest
100% GP / IDRs
100% Interest (a)
~2% LP Interest
100% GP / IDRs
~1% LP Interest
100% GP / IDRs
~90% GP /IDRs
(Class H Units)
WILLIAMS PARTNERS, L.P.
(NYSE: WPZ)
SUNOCO LP
(NYSE: SUN)
~39% LP Interest
ENERGY TRANSFER
PARTNERS, L.P.
(NYSE: ETP)
27% LP Interest
~10% GP / IDRs
SUNOCO LOGISTICS
PARTNERS L.P.
(NYSE: SXL)
ENERGY TRANSFER LNG
40% Interest
60% Interest
Lake Charles
LNG (Regas)
Lake Charles
LNG Export Co
Publicly
Traded MLP
Operating
Business
Pro
Forma

WMB Pro Forma Ownership in ETC[b]

ETC Pro Forma Ownership in ETE[b]

WMB Pro Forma Economic Ownership in ETE [b]


ETE
19%
WMB
81%
ETE
43%
ETC
57%
ETE
48%
WMB
52%
In addition to 52% ownership in the combined company, WMB stockholders also receive ~$6 billion of cash

(a) Owner and operator of LNG facility in Lake Charles, LA and expected nucleus of another MLP.
(b) Excludes potential effect of conversion of Convertible Units and potential issuances under the ETC Long-Term Incentive Plan. ETE expects to grant awards to officers, directors and eligible service providers of ETC and its affiliates shortly following closing covering approximately 10% of the outstanding ETC common shares at the closing of the merger.

7

© 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights Summary Expect WMB shareholders to benefit from enhanced long-term value prospects through ongoing participation in a larger, more diverse company, while securing substantial value certainty through cash consideration amidst the currently volatile energy environment &gt; Key investment highlights: _ 1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies _ 2 A complementary geographic footprint, which will allow the combined company to better serve customers through the entire value chain across all major basins _ 3 Upside exposure to combined company_s significant growth opportunities (including Lake Charles LNG) and additional commercial synergies _ 4 Combination reduces risks inherent in WMB_s standalone case, including customer concentration and related credit exposure; standalone expectation to eliminate or significantly reduce WMB dividend _ 5 Combined company has proposed a clear path to delever and improve its balance sheet _ 6 Cash consideration provides substantial value certainty to WMB stockholders amidst the currently volatile and challenging environment for U.S. midstream companies 8 2016 The Williams Companies, Inc. All rights reserved.

We make energy happen.™

Investment Highlights (cont'd)

1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies

- Combined company expected to be better positioned to compete in a dynamic midstream sector and a challenging commodity price environment
  - Creates the largest midstream franchise in North America, with two of the largest diversified MLPs, the second largest crude and logistics MLP, a fast-growing retail fuel MLP and an attractive LNG export opportunity
  - Broader footprint, diversified business mix and increased financing options through four MLP vehicles position the combined company to better participate in value-enhancing M&A going forward
- Commercial synergies expected to result in increased EBITDA for the combined company by 2020 of more than $100 million (base case) to more than $500 million (upside price case) in addition to material cost synergies

Pro Forma Business Overview

	Energy Transfer Partners	Sunoco Logistics	SUNOCO LP	Lake Charles LNG	Williams Partners LP
Market Cap(a)	$19,862	$7,732	$2,761	NA	$19,454
Distribution/unit (LQA)	$4.22	$1.92	$3.27	NA	$3.40
2015A EBITDA(b)	$3,982(c)	$1,159	$356	$196	$4,089
Credit Ratings	BBB-	BBB	BB	NA	BBB-
Key Operating Assets	▪ ~62,500 miles of gas/NGL pipelines ▪ 67 processing/treating plants and fracs ▪ 51mmbbls underground liquids storage	▪ ~5,900 miles of crude pipelines ▪ ~2,700 miles of product pipelines ▪ 40 active refined products terminals	▪ ~6,800 sites and 6 terminals ▪ Presence in 30 states ▪ More than 5.3 billion gallons of annual motor fuel sales	▪ 9.0 bcf LNG storage ▪ Take-or-pay contract (regasification) with BG through 2030 ▪ Potential LNG export project provides significant upside	▪ 33,000+ miles of gas/NGL pipelines ▪ NGL production of 130 mmbbl/d ▪ ~11 bcf/d of gas transported

2015A EBITDA Contribution(b)


LNG
2%
SUN
3%
SXL
12%
WPZ
42%
ETP
41%

Market Capitalization of MLPs(a)


SUN
6%
0%
SXL
15%
WPZ
39%
ETP
40%

(a) Based on trading prices as of June 16, 2016.
(b) Wells Fargo.
(c) Does not include consolidated subsidiaries.

9

© 2016 The Williams Companies, Inc. All rights reserved.

Williams.

Investment Highlights (cont_d) 2 Complementary geographic footprint &gt; Complementary geographic footprint will allow the combined company to better serve customers through the entire value chain across all major basins _ Compelling interstate natural gas pipeline combination and fully integrated North America liquids platform allows the pro forma company to offer cost-effective solutions to customers Marcellus/Utica Williams Fractionators Gas Plants Offshore Platforms Olefins Plants Underground Storage Laurel Mountain Midstream Susquehanna Supply Hub Canada Cardinal Discovery Four Corners Area East Gulf Coast West Gulf Coast Gulf Olefins Overland Pass Pipeline Northwest Pipeline Energy Transfer Ohio Valley Midstream ETP Pipelines Southwest Wyoming SXL Pipelines Transco Lake Charles LNG Wamsutter Development Projects ACMP Rover Pipeline Blue Racer Dakota Access Pipeline Lone Star Express Pipeline Crude Conversion Pipeline Marcus Hook Eagle Point Nederland 10 2016 The Williams Companies, Inc. All rights reserved.

We make energy happen.™

Investment Highlights (cont'd)

3 Upside exposure to combined company's significant growth opportunities (including Lake Charles LNG) and additional commercial synergies

> Significant and diverse set of growth opportunities for combined company
  – Importantly, combined company has more levers to fund growth and broader footprint for identifying new organic growth opportunities

> Upside to commercial synergy targets assuming continued commodity price improvement and increased demand for natural gas, NGL and crude supply (e.g., petchem, power gen, exports)

Energy Transfer Partners

- Bakken Crude Pipeline Project/Bayou Bridge Pipeline
- ET Rover Pipeline Project
- Natural Gas Exports to Mexico
- Lone Star Expansions and NGL Export Opportunity
- Eagle Ford & Permian Basin Expansion Projects
- Revolution
- Utica Ohio River Joint Venture

Sunoco Logistics

- Bakken Crude Pipeline Project/Bayou Bridge Pipeline
- Permian Express 3
- Longview & Louisiana Extension
- Mariner East 2
- Mariner East 2 Extension
- Delaware Basin Extension

Williams Partners L.P.

- Rock Springs
- Dalton
- Hillabee Phase 1
- Gulf Trace LNG
- Virginia Southside II
- Atlantic Sunrise
- Gulf Connector
- New York Bay
- Garden State
- NE Supply Enhancement
- Kodiak
- Gunflint

Lake Charles LNG

- Awaiting positive FID from BG/Shell
- ETE/ETP have secured a conditional 25-year commercial commitment from BG for all capacity
- Key regulatory approvals secured
- Distributable cash flow is expected to be in excess of ~$1.0bn per year to ETE and ETP from 2022-2046[(a)]

(a) Based on ETE Analyst Day presentation from November 17, 2015.

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We make energy happen.™

Investment Highlights (cont'd)

4 Combination reduces risks inherent in WMB's standalone case, including customer concentration and related credit exposure; standalone expectation to eliminate or significantly reduce WMB dividend

> Customer concentration and credit exposure (e.g., Chesapeake accounted for 18% of 2015 revenues)

- Combination dilutes WMB exposure to Chesapeake risk and provides additional levers for negotiating "win-win" solutions

> Risk that access to capital may be impaired as a result of customer credit issues

- Combined company has more levers to finance capital plan, including four MLP financing vehicles

> Additionally, WMB faces the following challenges going forward on a standalone basis:

A: Elimination or significant reduction of WMB dividend

> To strengthen WMB's credit profile and increase WMB's financial flexibility, the Board expects to eliminate or significantly reduce the WMB dividend, supplemented as needed by asset sales and equity issuances

> We have illustrated the comparative cash flows between a merger scenario and two illustrative standalone scenarios

($ per share)	At Close: 6/30/2016	3/4Q 2016	2017	2018	Total
Standalone Example 1: Full Elimination of WMB Dividend	-	-	-	-	**$0.00**
Pro Forma Scenario: Latest S-4 Disclosure	$8.10	-	-	$0.70	**$8.80**[a]
Difference ($) vs. Standalone Example 1					*$8.80*

($ per share)	At Close: 6/30/2016	3/4Q 2016	2017	2018	Total
Standalone Example 2: 75% Annual Reduction of WMB Dividend	-	$0.32	$0.64	$0.64	**$1.60**
Pro Forma Scenario: Latest S-4 Disclosure	$8.10	-	-	$0.70	**$8.80**[a]
Difference ($) vs. Standalone Example 2					*$7.20*

(a) Assumes a shareholder elects mixed consideration, thereby receiving $8.10 in cash and 1.5274 ETC shares (per latest S-4, ETC is forecasting a $0.46 per share annual dividend in 2018).

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© 2016 The Williams Companies, Inc. All rights reserved.
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Investment Highlights (cont_d) Combination reduces risks inherent in WMB_s standalone case, including customer concentration and related credit exposure; standalone expectation to eliminate or significantly reduce WMB dividend &gt; WMB challenges going forward (cont_d): B: Leverage considerations in a standalone case WMB is focused on continuing to improve its credit profile Reducing debt to strengthen consolidated balance sheet Decreasing the reliance on asset sales and equity issuances Current leverage metrics are higher than the company_s targeted level; risk for credit rating downgrade at WMB Consolidated Debt / 2016E EBITDA: ~6x Levers available to WMB to improve its balance sheet and delever over time include (in order of priority): Dividend elimination or significant reduction Further capex reductions Asset sales Equity issuances 13 2016 The Williams Companies, Inc. All rights reserved.

We make energy happen.™

Investment Highlights (cont'd)

5 Combined company has proposed a clear path to delever and improve its balance sheet

- ETE's current acquisition facility provides flexibility to cost-effectively address leverage considerations
  - Interest rate on facility capped at 5.50%
  - One-year facility with ability to extend term by one year
- ETE projections in S-4/proxy reflect conservative financing assumptions
  - Term loan financing to pay cash portion of merger consideration at closing
  - Debt paydown driven by proposed elimination of ETE/ETC distribution over two-year period following the closing
  - Significant ETE support planned to maintain IG ratings at ETP, WPZ and SXL[(a)]
  - No additional asset sales to delever

	2016	2018	
Consolidated EBITDA	$10,179	$13,162	*13.7% CAGR*
Cash Available for Distribution	$2,243	$2,870	*13.1% CAGR*
HoldCo Debt / EBITDA	6.8x	3.7x	*3.1x Reduction in Metric*

- The combined company will also have enhanced levers to pull to further reduce debt & bolster its underlying partnerships including

HoldCo Level
- Asset Sales
- Equity Financings
- Distribution Cuts

Underlying MLP Level
- Asset Sales
- Equity / Debt Financings
- Distribution Cuts
- Capex Cuts

(a) *S&P recently advised ETE that it has placed ETE's "BB" corporate credit and senior secured debt ratings on CreditWatch with negative implications and that S&P expects to lower ETE's rating by two notches to "B+" upon the closing of the merger with WMB. S&P also advised ETE that S&P's "BBB-" corporate credit rating and stable outlook for ETP and S&P's ratings and outlooks on SXL and SUN are unaffected by this action.*

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© 2016 The Williams Companies, Inc. All rights reserved.

Williams.

We make energy happen.™

Investment Highlights (cont'd)

6 Cash consideration provides substantial value certainty to WMB stockholders

> The cash consideration crystalizes substantial value for WMB stockholders amidst the currently volatile environment for U.S. midstream companies

- Equivalent to selling ~18% of WMB for $43.50 per share (vs. current WMB price of $22.13[a])
- Cash component has provided a substantial value cushion in the current commodity downturn, representing ~29% of overall merger consideration[a]
- If the ~$6 billion in cash consideration were reinvested in ETE or ETC shares, it would represent an additional ~21%[a] ownership in the combined company, bringing total WMB ownership to ~73%

(a) Based on WMB and ETE closing prices of $22.13 and $12.96 as of June 16, 2016.

15
© 2016 The Williams Companies, Inc. All rights reserved.
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We make energy happen.™

ETC/ETE Alignment

Protections for ETC Shareholders

- Uncapped CCR attached to each ETC common share
  - Represents the right to receive additional consideration (which can be satisfied in additional ETC shares or cash) should ETE units trade higher than ETC shares for a 23-month period post-closing
  - Strongly incents ETE to ensure ETC trades at parity with ETE
    - To the extent ETC trades at a 10% discount to ETE over the 23-month period, ETE would owe ETC an additional $1.5 billion[(a)]
- Dividend equalization with ETE through 2018
  - ETE management stated goal (as disclosed in S-4) to manage ETC to 10% federal cash tax rate from 2019-2020 and thereafter, depending on among other things, the level of tax attributes at ETE's disposal, more in the range of a 15-20% cash federal income tax rate
- Initial ETC GP Board includes three independent directors meeting the independence standards established by the NYSE and the Exchange Act
  - Initial conflicts committee of the ETC GP Board was approved by the existing WMB Board
    - The conflicts committee appoints its successors going forward

ETE Management Track Record and Alignment

- ETE management has strong track record for creating value for unitholders
  - Since January 2010, ETE has generated total shareholder return of ~140% vs. ~60% for the Alerian MLP Index and ~70% for WMB[(b)]
- ETE management's significant ownership in ETE provides high degree of incentive for ETE value creation
  - ETE management owns ~28% of outstanding ETE units with Kelcy Warren personally owning ~18%
  - ETE will own 19% of ETC; ETE is obligated to ETE/ETC dividend equalization through 2018 and ETE is responsible to compensate ETC for any CCR value at the end of 2 years following closing

(a) Based on WMB and ETE closing prices of $22.13 and $12.96 as of June 16, 2016.
(b) Total shareholder return calculation includes reinvestment of dividends.

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© 2016 The Williams Companies, Inc. All rights reserved.
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We make energy happen.™

Merger Integration Update

Integration planning

> Teams are crafting integration plans designed to deliver a well-functioning organization and material cost synergies

> In December 2015, a Joint Integration Management Office was established and is functioning under direction of a combined executive steering committee

- Teams are designing a functional organizational structure featuring a centrally led / shared service organization supporting both ETP & WPZ
- Leaders from both companies have been named to functional teams tasked with integration planning

Business Functions Teams Currently Launched

- HR
- IT
- Financial Planning and Analysis
- Accounting
- Treasury
- Financial Risk Management
- Credit
- SOX
- Tax
- Internal Audit
- Insurance
- Corporate Services
- Compliance, Governmental Affairs and Records Retention
- Legal
- Corporate Communications
- Financial Reporting
- Measurement
- Technical Services
- Pipeline and Mechanical Integrity
- Project Execution
  - Major Projects & Offshore
  - NGL Exports
  - Process Engineering and Planning
  - Rotating Equipment
  - Facilities Planning/Project Dev
  - Gathering and Well Connects
  - NGL/ Crude Facilities
  - NGL/ Crude Pipes
- EH&S
- Right of Way
- Procurement
- Power/Commodity Optimization
- Capital Cost Controls
- ENV/GIS/Survey
- Engineering Services

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© 2016 The Williams Companies, Inc. All rights reserved.
Williams.

Key Dates DATE DESCRIPTION September 28, 2015 n WMB executed definitive agreement to combine with ETE n WMB_s stockholders of record entitled to vote on ETE transaction May 19, 2016 at special meeting May 25, 2016 n Form S-4 declared _effective_ by SEC n Declaration of WMB quarterly dividend in early June; dividend June 2016 payment to be made before closing n FTC announces clearance of the proposed transaction, subject to June 9, 2016 certain conditions (including divestiture of Williams_ interest in Gulfstream Natural Gas System) n Trial dates for WMB/ETE litigation; WMB seeking to have ETE Convertible Units issuance rescinded and WMB seeking a declaratory judgment that ETE cannot terminate the merger June 20/21, 2016 agreement due to failure to receive tax opinion and failure to use reasonable best efforts to achieve closing of the merger prior to outside date of June 28, 2016 June 27, 2016 n Special meeting for WMB stockholders to vote on ETE transaction n Expected closing date and outside date set forth in merger June 28, 2016 agreement 18 2016 The Williams Companies, Inc. All rights reserved.

Key Takeaways WMB shareholders expected to benefit from enhanced long-term value prospects through ongoing participation in a larger, more diverse company, while securing substantial value certainty through cash consideration amidst the currently volatile energy environment _ 1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies _ 2 A complementary geographic footprint, which will allow the combined company to better serve customers through the entire value chain across all major basins _ 3 Upside exposure to combined company_s significant growth opportunities (including Lake Charles LNG) and additional commercial synergies _ 4 Combination reduces risks inherent in WMB_s standalone case, including customer concentration and related credit exposure; standalone expectation to eliminate or significantly reduce WMB dividend _ 5 Combined company has proposed a clear path to delever and improve its balance sheet _ 6 Cash consideration provides substantial value certainty to WMB stockholders amidst the currently volatile and challenging environment for U.S. midstream companies A majority of the Williams Board recommends that WMB stockholders adopt the merger agreement 19 2016 The Williams Companies, Inc. All rights reserved.

Additional Information

For additional information, please refer to the Proxy Statement mailed on May 25, 2016, including the Recent Developments section.

On June 17, 2016, WMB filed an amendment to the Proxy Statement and replaced existing language with the following language in the Recent Development section:

ETE’s original due diligence-based projection, which was presented to Williams, of over $2 billion in annual synergies by year 2020 as a result of the proposed merger, which was published by Williams and ETE in a Sept. 28, 2015, joint press release and web links, and in the companies’ SEC filings, should not be relied on. As a result of the joint integration planning process in early 2016 by Williams and

ETE, a new synergies estimate was built from the ground up, and the parties now estimate merger-related synergies of only $126 million annually by 2020 (a difference of $1.874 billion or 94%), and have further estimated that even if market conditions return to their July 2015 levels, merger-related synergies would be $543 million, not $2 billion.

© 2016 The Williams Companies, Inc. All rights reserved.

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